Exhibit 3.72

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT

OF

METROPCS TEXAS, LLC

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of MetroPCS Texas, LLC (the “Company”), dated as of August 28, 2009, by MetroPCS Wireless, Inc., a Delaware corporation, as the sole member of the Company (the “Member”, and collectively with any subsequent holder of a “Member Interest” (as defined in Section 1.3), the “Members”).

W I T N E S S E T H :

WHEREAS, the Company was formed as a Delaware limited liability company pursuant to a Certificate of Formation (the “Certificate”) that was filed with the Secretary of State of Delaware on February 11, 2005 and pursuant to the Delaware Limited Liability Company Act, as it may be amended from time to time (the “DLLCA”);

WHEREAS, the Member adopted a Limited Liability Company Agreement of MetroPCS Texas, LLC, dated February 11, 2005 and a First Amended and Restated Limited Liability Company Agreement, dated December 30, 2005;

WHEREAS, the Member desires to amend and restate the First Amended and Restated Limited Liability Company Agreement to change from a sole manager governance structure to a management committee governance structure; and

NOW, THEREFORE, in consideration of the promises and the covenants and provisions hereinafter contained, the Member, intending to be legally bound, hereby adopts the following:

ARTICLE I

ORGANIZATIONAL AND OTHER MATTERS

Section 1.1     Formation; Admission; Statutory Compliance.  The Original Managers (as defined in Section 5.1(a)) have caused a Certificate to be executed and filed on behalf of the Company in the office of, and on the form prescribed by, the Delaware Secretary of State. The Management Committee (as defined in Section 5.1(a)) shall cause to be executed, acknowledged, recorded, filed and/or published any and all renewals, restatements and amendments of the Certificate and any and all other documents or instruments which are Approved by the Management Committee (as defined in Section 2.2) or which are otherwise required by applicable law. The Management Committee shall have the sole and absolute discretion to determine whether any renewal, restatement or amendment of the Certificate or any other document or instrument is required by applicable law; and each Member, to the extent permitted under the Act, hereby waives any right to petition the Delaware Court of Chancery to direct the execution thereof under Section 18-205 of the DLLCA.

Section 1.2     Name.  The name of the Company is MetroPCS Texas, LLC, and the business of the Company shall be conducted under such name. The Management Committee may, in its sole and absolute discretion, change the name of the Company from time to time. In any such event, the Management Committee shall promptly file or caused to be filed in the office of the Secretary of State of Delaware an amendment to the Certificate reflecting such change of name.

Section 1.3     Personal Property.  The term “Member Interest” means, with respect to each Member, such Member’s entire right, title and interest in and to the Company and in, to and under this Agreement, including without limitation, (a) the right, if any, of such Member to a return of such Member’s Capital Contributions (as defined in Section 3.1), (b) the right of such Member to distributions described in Article IV, and (c) any and all Proceeds (as defined below) of any of the foregoing. Each Member’s Member Interest in the Company shall be the personal property of such Member for all purposes. All interests in all property, whether tangible or intangible, from time to time owned by the Company (collectively, the “Company Property”), shall be deemed owned by the Company as an entity, and no Member, individually, shall have any ownership of such Company Property. Upon Approval of the Management Committee (as defined in Section 2.2) at any time during the term of the Company, the Company may issue a certificate evidencing each Member Interest in the Company then outstanding, in accordance with Section 18-702(c) of the DLLCA. Upon Approval of the Members (as defined in Section 2.2) and Approval of the Management Committee, the Company may redeem any Member’s Member Interest or any part thereof for the fair value thereof; and upon such redemption, such Member Interest or the redeemed part thereof shall be deemed canceled in accordance with Section 18-702(e) of the DLLCA. The term “Proceeds” means any dividend, distribution, sales proceeds, securities, rent, revenue, income, fee, reimbursement, compensation, remuneration, claim, right, power, privilege or other benefit, of any kind whatsoever, derived from or related to any asset or any interest therein or part thereof, whether such benefit is vested or unvested, contingent, deferred or fixed, legal or equitable in nature, disputed or undisputed, liquidated or unliquidated.

Section 1.4     Limited Liability.    Except as otherwise provided by the DLLCA, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Members shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being Members.

Section 1.5     Registered Office and Agent.    The address of the Company’s initial registered office (required by Section 18-104 of the DLLCA to be maintained in the State of Delaware) shall be 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and the name of the Company’s registered agent at such address is Corporation Service Company. The Company’s principal place of business shall be 2250 Lakeside Boulevard, Richardson, Texas 75082. The Management Committee, in its sole and absolute discretion, may change such registered office, registered agent or principal place of business from time to time. The Company may from time to time have such other place or places of business within or without the State of Delaware as may be determined by the Management Committee, in its sole and absolute discretion.

Section 1.6     Fiscal Year.  The fiscal year of the Company shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Section 1.7     No State-Law Partnership.  The Company shall not be a partnership or a joint venture for any reason other than for United States federal income and state tax purposes, and no provision of this Agreement shall be construed otherwise.

ARTICLE II

PURPOSE AND POWERS

Section 2.1     Purpose of the Company.  The purpose of the Company shall be to engage or participate in any lawful business activities in which a limited liability company formed in the State of Delaware may engage or participate.

Section 2.2     Approvals.  The phrases “Approved by the Members” or “Approval of the Members” each mean the unanimous vote, consent, decision, determination, judgment, decree, instruction, authorization, waiver, resolution or other approval of all Members, each Member’s approval being a matter within such Member’s sole and absolute discretion. The phrases “Approved by the Management Committee” or “Approval of the Management Committee” each mean the consent, decision, determination, judgment, decree, instruction, authorization, waiver, resolution or other approval of the Management Committee acting as a committee, in the Management Committee’s sole and absolute discretion. The Members acknowledge that this Section 2.2 provides the sole method of determining the Approval of the Members and the Approval of the Management Committee; and the Members, to the extent permitted under the Act, hereby waive any right to contest or adjudicate such determination under Section 18-110(b) of the DLLCA.

Section 2.3     Powers of the Company.  The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company.

ARTICLE III

FUNDING CONTRIBUTIONS

Section 3.1     Capital Account.    The term “Capital Account” with respect to any Member means the sum of such Member’s initial Capital Contribution (as defined herein), if any, plus all of such Member’s additional Capital Contributions less any distributions of capital made to such Member. Any capital contribution in the Company (the “Capital Contribution”) will be made 100% by the Member in its sole and absolute discretion.

Section 3.2     No Third Party Beneficiaries.  The right of any Member to make Capital Contributions and otherwise to do, perform, satisfy or discharge any liability or obligation hereunder, or to pursue any other right or remedy hereunder or provided at law or in equity, shall not confer any right or claim upon or otherwise inure to the benefit of any creditor or other third party having dealings with the Company, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the Members. None of the rights or obligations of the Members herein set forth shall be deemed an asset of the Company or Company Property; and such rights and obligations may not be sold, transferred or assigned by the Company.

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

ARTICLE IV

DISTRIBUTIONS

The Management Committee, in its sole and absolute discretion, shall decide whether and in what amounts, if any, the Proceeds received by the Company shall be distributed to each Member. All such Proceeds distributed to the Member, if any, shall be distributed in proportion to each Member’s Capital Account as provided above.

ARTICLE V

MANAGEMENT OF THE COMPANY

Section 5.1     Management Committee.

(a)      The affairs of the Company shall be managed by a management committee (the “Management Committee”) composed of one or more managers, who accept appointment by the Members as provided herein (individually referred to as “Manager” and collectively referred to as “Manager” or “Managers”). The number of Managers shall be fixed from time to time by the Members. The Members shall have the right to add or remove and replace the Managers at any time and for any reason. Any vacancy in any Manager position may be filled by the Members or by the Management Committee; and any Manager so chosen shall hold office until (i) removed with or without cause by the Members, (ii) such Manager’s successor shall be duly elected and appointed by the Members or (iii) such Manager’s death, disability or resignation. The initial Management Committee shall be composed of one Manager. The initial Managers of the Company (the “Original Managers”) shall be identified on Exhibit A.

(b)      The Management Committee shall manage the affairs of the Company and make all decisions with regard thereto, including but not limited to, the appointment and removal of officers of the Company.

(c)      Unless otherwise restricted by the Certificate or this Agreement, any action required or permitted to be taken by the Management Committee may be taken at a meeting pursuant to Section 5.1(d) or without a meeting, if all Managers, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of meetings of the Management Committee. Unless otherwise restricted by the Certificate or this Agreement, the Management Committee may act in lieu of a meeting by means of a unanimous written consent.

(d)      The Management Committee may hold meetings, either within or without the State of Delaware, upon not less than one (1) day or more than thirty (30) days, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called or except as such notice may be waived by the Managers. At all meetings of the Management Committee, a majority of all Managers then serving in office shall constitute a quorum for the transaction of business, and the affirmative act of a majority of the Managers present at any Management Committee meeting at which there is a quorum shall be the act of the Management Committee, except as may be otherwise specifically provided by statute or the Certificate. If a quorum shall not be present at any Management Committee meeting, the Managers then present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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(e)      Unless otherwise restricted by the Certificate or this Agreement, the Managers may participate in a Management Committee meeting by means of conference telephone or similar communications equipment so all persons participating in the meeting can hear each other, and such participation in a Management Committee meeting shall constitute presence in person at the Management Committee meeting.

(f)      The Member, by executing this Agreement, and the Original Manager and any subsequent Managers, by accepting appointment under this Section 5.1, acknowledge the provisions of this Section 5.1 as the sole method for appointing each Manager and waive any right to contest or adjudicate any such appointment under Section 18-110 of the DLLCA.

Section 5.2     General Authority of the Management Committee.  Subject to matters requiring the Approval of the Member, the Management Committee shall have the authority, power and discretion to manage and control the Company’s business and affairs and the Company Property, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business and affairs and the Company Property; provided, however, that the Management Committee hereby delegates such authority, power and discretion to the officers of the Company as set forth in Section 5.4 of this Agreement.

Section 5.3     Payments to Manager; Expense Reimbursement.  Except as otherwise provided herein, no Manager shall be entitled to remuneration for services rendered or goods provided to the Company unless Approved by the Management Committee. Each Manager shall be reimbursed for all reasonable out-of-pocket expenses, if any, incurred by the Manager in carrying out the Manager’s duties and responsibilities hereunder.

Section 5.4     Officers.

(a)      Appointment of Officers.  The offices of Chief Executive Officer, President, Executive Vice President, Senior Vice President, Vice President, Chief Financial Officer, Controller, Treasurer, Secretary, Assistant Secretary, General Counsel, Chief Accounting Officer, Chief Technology Officer and Chief Information Officer of the Company are hereby established. Upon Approval of the Management Committee, offices may be established or eliminated from time to time, at any time, during the term of the Company. One or more natural persons shall be appointed to each such office, from time to time, by Approval of the Management Committee. Any number of offices may be held by the same person. Each officer shall be appointed by, shall serve during and shall be removed upon Approval of the Management Committee, subject to all rights, if any, of an officer under any contract of employment. Each officer shall devote the time and effort necessary and appropriate to the faithful performance of all duties of the office held. Any natural person may hold any number of offices. No officer need be a resident of the State of Delaware or citizen of the United States. The officers shall exercise such powers and perform such duties as specified in this Agreement or as shall be by Approved by the Management Committee, from time to time.

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(b)      Removal, Resignation and Vacancy.  Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed as an officer, either with or without cause, upon Approval of the Management Committee at any time. Any officer may resign at any time by giving written notice to the Management Committee. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by Approval of the Management Committee.

(c)      Salaries of Officers.  The salary and other compensation of each officer shall be fixed by, and any employment agreement between such officer and the Company shall be entered into upon, Approval of the Management Committee.

(d)      Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Company and shall, subject to the control of the Management Committee, have general and active management of the Company’s business and affairs and shall see that all Approvals of the Management Committee and Approvals of the Members are carried into effect. The Chief Executive Officer shall report to the Management Committee and shall have the general powers and duties of management usually vested in the offices of chief executive officer of a corporation, and shall have such other powers and duties as are Approved by the Management Committee, from time to time.

(e)      President.  The President shall have such powers and perform such duties as may be delegated by the Chief Executive Officer, Approved by the Management Committee or prescribed by this Agreement; and when so performing such duties, the President shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall otherwise have the general duties, powers and responsibilities of the president of a corporation.

(f)      Executive Vice President, Senior Vice President and Vice President.    Each Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as may be Approved by the Management Committee, prescribed by this Agreement or otherwise delegated by the Chief Executive Officer or President. Upon the absence or disability of the Chief Executive Officer and the President, the Executive Vice President, Senior Vice President and Vice President, Approved by the Management Committee, shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. Each Executive Vice President, Senior Vice President and Vice President shall otherwise have the general duties, powers and responsibilities of a vice president of a corporation.

(g)      Chief Financial Officer.  The Chief Financial Officer shall cause to be kept and maintained, adequate and correct books and records of accounts of the Company Property and the Company’s business and affairs, including accounts of the Company’s assets, liabilities, receipts, disbursements, gains, losses and capital. The Chief Financial Officer shall have overall responsibility for the custody of the funds and securities of the Company, and shall cause to be

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

kept full and accurate accounts of receipts and disbursements in books belonging to the Company and shall cause to be deposited all monies and other valuable effects in the name and to the credit of the Company in such depositories as are or Approved by the Management Committee. The Chief Financial Officer shall have overall responsibility for disbursing the funds of the Company as may be ordered by the Management Committee or any officer, taking proper vouchers for such disbursements, and shall cause to be rendered to the Management Committee an account of all transactions undertaken by the Treasurer and of the financial condition of the Company. The Chief Financial Officer shall perform such other duties and shall have such other responsibilities and authority as are set forth in this Agreement or as are, from time to time, Approved by the Management Committee. The Chief Financial Officer shall also have the general duties, powers and responsibilities of a chief financial officer of a corporation.

(h)      Treasurer.  The Treasurer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as are Approved by the Management Committee. The Treasurer shall disburse the funds of the Company as may be ordered by the Management Committee or any officer, taking proper vouchers for such disbursements, and shall render to the Manager an account of all transactions undertaken as treasurer and of the financial condition of the Company. The Treasurer shall perform such other duties and shall have such other responsibilities and authority as are set forth in this Agreement or as are, from time to time, Approved by the Management Committee or delegated by the Chief Financial Officer. The Treasurer shall also have the general duties, powers and responsibilities of a treasurer of a corporation.

(i)      Controller.  The Controller shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company. The Controller shall render to the Management Committee an account of all transactions and of the financial condition of the Company. The Controller shall perform such other duties and shall have such other responsibilities and authority as are set forth in this Agreement or as are, from time to time, Approved by the Management Committee or delegated by the Chief Financial Officer. The Controller shall also have the general duties, powers and responsibilities of a controller of a corporation.

(j)      Secretary and Assistant Secretary.

(i)      Secretary.    The Secretary shall attend all meetings of the Management Committee and of the Members, and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Management Committee and Members and shall perform such other duties as are Approved by the Management Committee. The Secretary shall have custody of the seal of the Company, if any, and the Secretary shall have authority to affix the same to any instrument requiring it; and when so affixed, it may be attested by such officer’s signature. The Management Committee may give general authority to any other officer to affix the seal of the Company, if any, and to attest the affixing by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Company’s transfer agent

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

or registrar, as determined by Approval of the Management Committee, a register, or a duplicate register, showing the names of all Members and their addresses, their Member Interest in the Company, the number and date of certificates issued for the same, if any, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall also keep all documents as may be required under the DLLCA. The Secretary shall perform such other duties and have such other authority as are set forth in this Agreement or as are, from time to time, Approved by the Management Committee. The Secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

(ii)      Assistant Secretary.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by Approval of the Management Committee (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary, shall perform such other duties and have such other authority as are set forth in this Agreement or as are, from time to time, Approved by the Management Committee or delegated by the Secretary.

(k)      Additional Officers.  The additional officers listed in subsection (a) shall perform such other duties and shall have such other responsibilities and authority as are customarily held by persons holding such office and, as may be from time to time, Approved by the Management Committee.

(l)      Signing Authority of Officers.  Any officer, acting alone, is authorized to endorse checks, drafts and other evidence of indebtedness made payable to the order of the Company, but only for the purpose of deposit into the Company’s accounts. Any officer is also authorized to sign or enter into checks, drafts, contracts or other instruments obligating the Company to pay money in amounts as Approved by the Management Committee or approved by the Chief Executive Officer.

Section 5.5     Indemnification of Officers. Managers, Employees and Agents.

(a)      Definitions.  The term “Agent” means any person who is or was a Manager, officer, employee or agent of the Company; or who is or was serving at the request of the Company, as a Manager, officer, employee or agent of another foreign or domestic corporation, limited liability company, general partnership, limited partnership, joint venture or other entity; or who was a Manager, officer, employee or agent of a foreign or domestic corporation, limited liability company, general partnership, limited partnership, joint venture or other entity which was a predecessor or successor of the Company. The term “Proceeding” means any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative.

(b)      Third Party Actions.  The Company shall and hereby does indemnify any person who was or is a party or threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of such person’s being or having been the Manager or an officer of the Company against expenses, judgments, fines, settlements and other amounts reasonably and actually incurred in, or in connection with, such Proceeding. The Company shall also have the power and authority to indemnify any person by reason of such person’s having

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

been an Agent (other than the Manager or an officer) of the Company against all such amounts, such power to be exercised in accordance with Section 5.5(e). But in all events the Company shall indemnify such person (and shall authorize indemnification of such person) only if such person, in such person’s capacity as an Agent, acted in good faith and in a manner such person reasonably believed to be in the best interests of the Company and all Members and, in the case of a criminal Proceeding, such person also had no reasonable cause to believe that such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere shall not, of itself, create a presumption that such person did not act in good faith or in a manner which such person reasonably believed to be in the best interests of the Company and all Members or that such person had reasonable cause to believe such person’s conduct was unlawful.

(c)      Actions by or in the Right of the Company.  The Company shall and hereby does indemnify any person who is or was a party or threatened to be made a party to any Proceeding, by or in the right of the Company, by reason of such person’s being or having been the Manager or an officer of the Company against expenses, judgments, fines, settlements and other amounts reasonably and actually incurred in, or in connection with, such Proceeding. The Company shall also have the power and authority to indemnify any such person by reason of such person’s having been an Agent (other than the Manager or an officer of the Company) against all such amounts, such power to be exercised in accordance with Section 5.5(e). Notwithstanding the foregoing, the Company shall indemnify such person (and shall authorize indemnification of such person) only for those acts, omissions or transactions: (a) which did not involve any intentional misconduct by such person or any knowing and culpable violation of law by such person; (b) which such person reasonably believed were in the best interests of the Company and all Members; (c) which did not involve any absence of good faith by such person; (d) from which such person did not derive any improper personal benefit; (e) which did not show any reckless disregard of such person’s duty to the Company or to any Member in circumstances in which the Agent was aware, or should have been aware, of risk of serious injury to the Company or to such Member; and (f) which did not constitute an unexcused pattern of inattention to such person’s duty to the Company or to any Member, amounting to an abdication of such duty.

(d)      Success Upon the Merits.  To the extent an Agent of the Company has been successful on the merits in defense of any Proceeding (whether or not by or in the right of the Company) or in defense of any claim, issue or matter therein, the Company shall indemnify such Agent against any and all expenses reasonably and actually incurred by such Agent in connection therewith.

(e)      Authorization of Indemnification.  Unless this Section 5.5 provides directly for the indemnification of an Agent, indemnification shall be made by the Company hereunder only if it has been determined that the Agent’s indemnification is proper under the circumstances because the Agent has met the applicable standard of conduct set forth in Sections 5.5(b) or 5.5(c) (as the case may be) and the indemnification has been Approved by the Management Committee.

(f)      Indemnification of Non-Parties.  The Company shall have the power and authority to indemnify any person who is not a party to a Proceeding but is involved therein as a witness or otherwise by reason of such person’s being or having been an Agent of the Company against any

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and all expenses reasonably and actually incurred therein in connection with such participation or involvement in such Proceeding. Any such indemnification of Agents which are not parties but are otherwise involved in such Proceedings shall be subject to authorization in accordance with Section 5.5(e).

(g)      Authority to Advance Expenses.    The Company shall have the power and authority to advance all reasonable expenses incurred by or on behalf of an Agent in connection with any Proceeding within ten (10) calendar days after the receipt by the Company of a written statement or statements from the Agent requesting such advance or advances from time to time, whether prior to or after the final disposition of such Proceeding. Such written statement or statements shall reasonably evidence the expenses incurred by or on behalf of the Agent. The Company shall have the power and authority to require the Agent to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined by a final, non-appealable adjudication or arbitration decision that the Agent is not entitled to be indemnified against such expenses. All amounts advanced to the Agent by the Company pursuant to this Section 5.5(g) shall be without interest. The Company shall have the authority to make all advances pursuant to this Section 5.5(g) without regard to the financial ability of the Agent to make repayment, without bond or other security and without regard to the prospect of whether the Agent may ultimately be found to be entitled to indemnification. Any required repayment of advance amounts by the Agent shall be made by the Agent to the Company within ten (10) days following the entry of the final, non-appealable adjudication or arbitration decision pursuant to which it is determined that the Agent is not entitled to be indemnified against such expenses.

(h)      Provisions Nonexclusive.    Any indemnification provided by or authorized pursuant to this Section 5.5 shall not be exclusive of any other rights to which any person may be entitled under any agreement or contract, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent any agreement or contract is inconsistent with this Section 5.5, such agreement or contract shall take precedence. Nothing contained in this Section 5.5 shall affect any right of indemnification to which persons other than the Manager and the officers of the Company may be entitled, by agreement, contract or otherwise.

(i)      Authority to Insure.  The Company may (but shall not be obligated to) purchase and maintain insurance to protect itself and any Agent against any expense asserted against or reasonably and actually incurred by such Agent, whether or not the Company would have the power to indemnify such Agent against such expense under applicable law or the provisions of this Section 5.5.

(j)      Survival of Rights.  The rights to indemnification provided by, or authorized pursuant to, this Section 5.5 shall continue as to any person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(k)      Settlement of Claims.  The Company shall not be liable to indemnify any Agent under this Section 5.5 for (a) any amounts paid in settlement of any action or claim effected without the Company’s written consent (unless the Company has failed to indemnify or defend against such claim or action and the Company was obligated by this Section 5.5 to do so); or (b) any judicial award, if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action, but only to the extent of prejudice to the Company.

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(l)      Effect of Amendment.  Any amendment, repeal or modification of this Section 5.5 shall be wholly prospective and shall not affect adversely any right to indemnification of any Agent provided herein, or any elimination of any Agent’s liability provided herein, existing at the time of such amendment, repeal or modification.

(m)    Subrogation.  In the event of payment under this Section 5.5, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified Agent, who shall execute all documents that may be reasonable or necessary for the Company to secure such rights, including the execution of such documents reasonable or necessary to enable the Company effectively to bring suit to enforce such rights.

(n)     No Duplication of Payments. The Company shall not make any payment in connection with any claim made against the Agent to the extent the Agent has received payment (under any insurance policy, agreement, vote or otherwise) of the amounts otherwise indemnified hereunder.

Section 5.6     Other Activities.  Neither this Agreement nor any principle of law or equity shall preclude or limit, in any respect, the right of the Member to engage in or derive profit or compensation from any other activities or investments.

ARTICLE VI

TRANSFER OF MEMBER INTEREST

A Member may assign all or any portion of such Member’s Member Interest in the Company at any time upon the assumption by the assignee of all obligations of a Member under this Agreement. Upon any such assignment, the assignee shall succeed to the rights and obligations of the Member in respect of its Member Interest in the Company so transferred and (i) upon the assignment of 100% of the outstanding Member Interest in the Company held by a single Member to one or more assignees, each such assignee shall become a Member of the Company; (ii) upon any other assignment of Member Interest in the Company, such assignee shall become a Member in the Company upon the consent of all Members other than the assigning Member or, if the assigning Member shall be the sole Member immediately prior to such assignment, upon the consent of such assigning Member. A Member may hypothecate, pledge or encumber its interest at any time without the consent of the Company or the other Members. Notwithstanding anything to the contrary contained herein, no such transfer of a Member’s Member Interest in the Company shall operate to dissolve the Company.

ARTICLE VII

DISSOLUTION AND LIQUIDATION

Section 7.1     Dissolution.  The Company shall have a perpetual existence, unless sooner dissolved pursuant to this Article VII. The Company shall be dissolved and terminated only in the event of an Approval by the Members to dissolve the Company or upon the occurrence of any dissolution event specified in the DLLCA; provided that, notwithstanding the foregoing, the Company shall not dissolve upon the occurrence of any of the events described in Section 18- 801(a)(4) of the DLLCA (including without limitation, the death or bankruptcy of the Member).

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Section 7.2     Effect of Dissolution.  Upon dissolution, the Company shall cease carrying on its business but shall not terminate until the winding up of the affairs of the Company is completed, the assets of the Company shall have been distributed as provided below and a Certificate of Cancellation of the Company under the DLLCA have been filed in the office of the Secretary of State of the State of Delaware.

Section 7.3     Liquidation Upon Dissolution.  Upon the dissolution of the Company, sole and plenary authority to effectuate the liquidation of the assets of the Company shall be vested in the Management Committee, which shall have full power and authority to sell, assign and encumber any and all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner. The proceeds of liquidation of the assets of the Company and Company Property distributable upon a dissolution and winding up of the Company shall be applied in the following order of priority:

(a)      First, to the creditors of the Company, including creditors who are Members, in the order of priority provided by law, in satisfaction of all liabilities and obligations of the Company (of any nature whatsoever, including without limitation, fixed or contingent, matured or unmatured, legal or equitable, secured or unsecured), whether by payment or the making of reasonable provision for payment thereof; and

(b)      Thereafter, to the Members in proportion to their Member Interest.

Section 7.4     Winding Up and Certificate of Cancellation.    The winding up of the Company shall be completed when all of its debts, liabilities and obligations have been paid and discharged or reasonably adequate provision therefore has been made, and all of the remaining property and assets of the Company have been distributed to the Member. Upon the completion of the winding up of the Company, a Certificate of Cancellation of the Company shall be filed in the office of the Secretary of State of the State of Delaware.

ARTICLE VIII

AMENDMENT

This Agreement may be amended or modified only by a written instrument executed by all of the Members. In addition, the terms or conditions of this Agreement may only be waived by a written instrument executed by the party waiving compliance.

ARTICLE IX

GENERAL

Section 9.1     Notices.    All notices, demands and other communications given or delivered under this Agreement will be in writing and will be deemed to have been given when personally delivered or sent by email, facsimile transmission or other electronic means of transmitting written documents, or sent to the parties at the respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid or by private overnight mail courier service. Notices, demands and communications sent by email, facsimile

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

transmission or other electronic means must also be sent by regular U.S. mail or by private overnight mail courier service to the parties in order for such notice to be effective. Notices, demands and communications to the Company must be sent to the attention of the Company’s Chief Executive Officer at the Company’s principal place of business as set forth in Section 1.5, as later modified by any amendment hereto; and/or with respect to any party hereto as a recipient, any other or additional address which such recipient has advised such sender by prior communication.

Section 9.2     Governing Laws.    This Agreement and the respective rights, powers, privileges and authority and the respective duties, obligations and liabilities of the Company and Members under this Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Delaware, without giving effect to any principle or doctrine regarding conflicts of laws.

Section 9.3     Waiver.  No Member’s consent to or waiver of any breach or default by another Member hereunder, whether express or implied, shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Member of the same or any other obligations of such Member hereunder. Failure on the part of any Member to complain of any act or failure to act on the part of another Member or to declare such other Member in default or to pursue any remedies herein provided, irrespective of how long such failure continues, shall not constitute a waiver by such Member of such Member’s rights hereunder.

Section 9.4     Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and such provisions shall be enforced to the greatest extent permitted by applicable law.

Section 9.5     Attorneys Fees.  In the event any Member commences any mediation, arbitration, administrative proceeding, investigative proceeding or judicial proceeding (each, an “Action”) to enforce or interpret any provision of this Agreement or any other agreement arising under or relating to this Agreement, the prevailing Member in such Action shall be entitled to recover the prevailing Member’s reasonable out-of-pocket attorneys fees, accounting fees, expert witness fees and related costs actually incurred in such Action, in addition to any other relief to which such prevailing Member may be entitled.

Section 9.6     Further Assurances.  Each party agrees to execute such other and further instruments and documents as may be necessary or proper in order to complete the transactions contemplated by this Agreement.

Section 9.7     Computation of Time.   If any period of time or date specified in this Agreement would otherwise end or occur on a Saturday, Sunday or legal holiday, it shall be deemed extended to end on the next day following which is not a Saturday, Sunday or legal holiday.

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Section 9.8     Binding Agreement.    Subject to the restrictions on transfer and encumbrances set forth herein, this Agreement shall inure to the benefit of and be binding upon the undersigned Members and their respective heirs and permitted successors and assigns. Whenever in this Agreement a reference is made to any party or Member, such reference shall be deemed to include a reference to the permitted successors and permitted assigns of such Member.

Section 9.9     Terminology.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles of articles, sections and subsections are for convenience only and neither limit nor amplify the provisions of the Agreement itself, and all references herein to articles, sections or subsections shall refer to the corresponding article, section or subsection of this Agreement unless specific reference is made to such article, section or subsection of another document or instrument. The use of the term “Section” in this Agreement shall be deemed to refer to “subsections” whenever the context so requires, and vice versa.

Section 9.10    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 9.11    Entire Agreement.  This Agreement contains the entire Agreement among the parties hereto with respect to the Company, and all prior and contemporaneous understandings, oral or in writing, by the parties hereto with respect to the Company are superseded by this Agreement. No variations, modifications, supplements, waivers or changes herein or hereof shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

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SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

IN WITNESS WHEREOF, the undersigned has entered into this Agreement as of the date first written above.

METROPCS WIRELESS, INC.

By:	/s/ Roger D. Linquist
Roger D. Linquist
President and Chief Executive Officer

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT A

Original Managers:            Roger D. Linquist

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT